UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-8707	87-0327982
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

75 East 1700 South, Provo, Utah	84606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 342-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements.  Nature’s Sunshine may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Nature’s Sunshine’s beliefs, expectations, hopes, or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely,” and similar expressions identify forward-looking statements.  All forward-looking statements included in this report are made as of the date hereof and are based on information available to the Company as of such date. Nature’s Sunshine assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: further reviews of the Company’s financial statements by the Company and its Audit Committee; modification of the Company’s accounting practices; the outcome of the various inquiries, requests for documents and proceedings by government agencies; foreign business risks; industry cyclicality; fluctuations in customer demand and order pattern; changes in pricing and general economic conditions; as well as other risks detailed in the Company’s previous filings with the SEC.

Item 5.02               Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2012, Nature’s Sunshine Products, Inc. (the “Company”) issued a press release announcing the appointment of D. Wynne Roberts as President and Chief Operating Officer. Mr. Roberts will report to Michael Dean, Nature’s Sunshine Product’s CEO.

Mr. Roberts has most recently served as Chairman of the Board for LifeCare Corporation, a Romanian direct selling company. From 2005 to 2009, he was Senior Vice President, EMEA (Europe, Middle East and Africa) at Herbalife, one of the world’s largest direct selling companies. While in that capacity, Roberts was responsible for all aspects of the region’s business and operations. He also served as President, International for DMX Music Corporation. In addition to broad consulting experience, Roberts has held significant international executive positions at XE Systems Incorporated and NCR Corporation. He received his LLB, with honors, from the University of Manchester in 1975.

Mr. Robert’s employment agreement provides a base salary of $325,000, which is subject to at least an annual review by the Board of Directors. In addition, Mr. Roberts is eligible to participate in the Company’s annual cash bonus program. Upon the cessation of his employment due to termination by the Company without cause or by him for good reason, or by reason of his death or incapacity, he will receive continued payment of his base salary for the 12 months following his termination.

On February 6, 2012, Mr. Roberts was also granted options to purchase 135,000 of common stock under the 2009 Stock Incentive Plan. The options were granted with an exercise price of $15.85 per share, the closing market price on the day of the grant.  135,000 options will vest in three equal annual installments subject to Mr. Roberts continued employment over the three year period measured from the date of the employment agreement. The options have a term of ten years.

Item 9.01               Financial Statements and Exhibits

(d)           The following documents are filed as exhibits to this report:

Item No.	Exhibit
10.1	Employment Agreement, dated January 25, 2012 by and between the Company and D. Wynne Roberts
10.2	Stock Option Agreement, dated February 6, 2012 by and between the Company and D. Wynne Roberts
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated January 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	NATURE’S SUNSHINE PRODUCTS, INC.

	By:	/s/ Stephen M. Bunker
Stephen M. Bunker
Vice President, Chief Financial Officer, and
Treasurer